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                                                                      EXHIBIT 11

                       Computation of Earnings Per Share

     Information regarding computation of earnings per share is included in
Note 2 to Notes to financial statements included elsewhere in this Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000.